Exhibit 99.1

Investor Relations:	Media Contact:
Joel Achramowicz	Kim Mason
Director, Investor Relations	Manager, Corporate Communications
Tel: 1 408.239.8630	Tel: 1 604.415.6239
Joel.Achramowicz@pmcs.com	Kim.Mason@pmcs.com

PMC-Sierra Announces Receipt of

Unsolicited Proposal from Microsemi Corporation

Reiterates Commitment to Skyworks Transaction

Announces Intention to Enter into Discussions with Microsemi

SUNNYVALE, Calif., October 20, 2015 — PMC-Sierra, Inc. (PMC) (NASDAQ: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today announced that it has received an unsolicited proposal from Microsemi Corporation (NASDAQ: MSCC) to acquire all of the outstanding shares of PMC common stock in a cash and stock transaction. Under the terms of Microsemi’s proposal, PMC stockholders would receive $8.75 in cash and 0.0736 of a share of Microsemi common stock for each share of PMC common stock held at the close of the transaction. Based on the closing stock price of the Microsemi common stock on October 19, 2015, the Microsemi proposal was valued at $11.35 per share of PMC common stock.

PMC had previously announced (on October 5, 2015) that it had entered into a merger agreement with Skyworks Solutions, Inc. (NASDAQ: SWKS) pursuant to which Skyworks would acquire all of the outstanding shares of PMC common stock for $10.50 per share in an all-cash transaction.

PMC’s board of directors is evaluating Microsemi’s proposal and has not made a determination as to whether the proposal constitutes a Superior Proposal under the terms of PMC’s merger agreement with Skyworks. However, PMC’s board of directors believes, after consultation with its financial advisors and outside legal counsel, that the Microsemi proposal would reasonably be expected to lead to a Superior Proposal, and that the failure to participate in discussions with Microsemi would reasonably be expected to be inconsistent with the board’s fiduciary duties, so it has determined to engage in discussions with Microsemi. There can be no assurances that any definitive agreement or transaction will result from the Microsemi proposal or PMC’s discussions with Microsemi.

PMC’s board of directors continues to recommend the merger agreement with Skyworks to its stockholders. PMC’s board of directors is not modifying or withdrawing its recommendation with respect to the Skyworks merger agreement and the merger, or proposing to do so, and is not making any recommendation with respect to the Microsemi proposal.

Qatalyst Partners LP and Needham & Company, LLC are acting as financial advisors to PMC and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor.

About PMC

PMC (NASDAQ: PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, PMC is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

Additional Information and Where You Can Find It

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the proposed Skyworks transaction. Additionally, PMC may file other relevant materials with the SEC in connection with the proposed Skyworks transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks, the proposed transaction, and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials with respect to the proposed merger with Skyworks carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed merger with Skyworks because they will contain important information about the proposed merger and the parties to the merger.

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between PMC and Microsemi is agreed, PMC and Microsemi will prepare and file a registration statement that will include a proxy statement/prospectus related to the proposed transaction, the proposed transaction will be submitted to the stockholders of PMC for their consideration, and PMC will provide the proxy statement/prospectus to its stockholders. PMC, and possibly Microsemi, may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which PMC or Microsemi may file with the SEC in connection with the proposed transaction. If a negotiated transaction between PMC and Microsemi is agreed, investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials with respect to the proposed transaction with Microsemi carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction with Microsemi, because they will contain important information about the proposed transaction with Microsemi.

Investors and security holders will be able to obtain free copies of the proxy statement or proxy statement / prospectus, as applicable, and relevant other documents filed with the SEC by PMC, Skyworks and/or Microsemi through the website maintained by the SEC at www.sec.gov.

PMC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement with Skyworks or the proposed transaction with Microsemi. Information regarding PMC’s directors and executive officers and their ownership of PMC’s common stock is contained in PMC’s Form 10-K for the year ended December 27, 2014, and its proxy statement dated March 20, 2015, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement, or the transaction contemplated by the Microsemi proposal, as applicable, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward-Looking Statements

This press release contains statements that may be deemed to be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements are based on PMC and its board of directors’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in these statements. These statements include the statement that the Microsemi proposal was valued at $11.35 per share of PMC common stock based on the closing price of Microsemi stock on October 19, 2015, and the statement that PMC’s board of directors has not made a determination as to whether the Microsemi proposal constitutes or would be reasonably likely to lead to a Superior Proposal under the terms of PMC’s merger agreement with Skyworks.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the determinations made by PMC’s board of directors following its evaluation of the Microsemi proposal; actions of Skyworks in response to any discussions with Microsemi; the results of discussions with Microsemi; the impact of actions of other parties with respect to any discussions and the potential consummation of the proposed transaction with Skyworks; the outcome of any legal proceedings that could be instituted against PMC or its directors related to the discussions or the proposed merger agreement with Skyworks; changes in the proposal from Microsemi; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement with Skyworks; the inability to complete the proposed merger with Skyworks due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the proposed merger agreement with Skyworks; risks that the proposed transaction with Skyworks disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed merger with Skyworks or the Microsemi proposal; the effects of local and national economic, credit and capital market conditions on the proposed transactions or on the economy in general, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014, and our most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.